As filed with the Securities and Exchange Commission on August 31, 1998

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                          SUNBURST ACQUISITIONS I, INC.
             (Exact name of registrant as specified in its charter)
                   Colorado                                     84-1135638
        (State or other jurisdiction of                      (I.R.S. Employer
        incorporation or organization)                      Identification No.)

              4807 South Zang Way                                 80465
              Morrison, Colorado                                (Zip Code)
   (Address of principal executive offices)
                             -----------------------

                     Robert P. Jeffcock Consulting Agreement
                            (Full title of the plan)
                             -----------------------


                Gary S. Joiner
             4750 Table Mesa Drive
               Boulder, CO 80303
(Name and address of agent for service)

              (303) 494-3000
   (Telephone number, including area code,
             of agent for service)
                             -----------------------


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

========================================================================================================================
                                                              Proposed                  Proposed
         Title of                                              maximum                   maximum
        securities                   Amount                   offering                  aggregate           Amount of
           to be                     to be                      price                   offering          registration
        registered             registered (1)(2)          per share (3)(4)            price (3)(4)           fee (4)
------------------------------------------------------------------------------------------------------------------------
Common Stock, no par            1,510,344 Shares           $0.0002374                    $358.56              $0.11
value per share
========================================================================================================================

(1) The securities to be registered include an aggregate of 1,510,344 shares reserved for issuance under that certain Consulting Agreement, dated as of May 15, 1998, by and between the Company and Robert P. Jeffcock (the "Plan").
(2) Pursuant to Rule 416, this Registration Statement also covers such additional shares as may hereinafter be offered or issued resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)      Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is calculated to be $0.0002374 based on the book value of the Company as of April 30, 1998.


                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) is included in documents sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Sunburst Acquisitions I, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended April 30, 1998.

         (2) The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 10-SB/A dated November 18, 1997.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock to be issued pursuant to this registration statement will be passed upon by Frascona, Joiner and Goodman, P.C. Frascona, Joiner and Goodman, P.C., is a legal counsel for the Company, and Gary S. Joiner, who is a shareholder of Frascona, Joiner and Goodman, P.C., is also a shareholder of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Article 109 of the Colorado Business Corporation Act: (i) gives Colorado corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses
(including  attorneys  fees),  judgments,   fines  and  other  amounts  paid  in
settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits, or proceedings to which they are parties or are threatened to be made parties by reason of being of having been such directors or officers, subject to specified conditions and exclusions; (ii) gives an officer or director who successfully defends an action the right to be so indemnified; and (iii) permits a corporation to buy directors' and officers' liability insurance.

         As permitted by Colorado law, the Registrant's Articles of Incorporation provide that the Registrant will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Registrant's Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
                  registration statement.

         Exhibit        Description of Exhibit

         5.1            Opinion of Frascona, Joiner and Goodman, P.C.

         23.1           Consent of Frascona, Joiner and Goodman, P.C.

         23.2           Consent of Comiskey & Company Professional Corporation

         99 Agreement regarding consulting services, dated May 15, 1998, by and between Robert P. Jeffcock and the Company (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended April 30, 1998)

Item 9.  Undertakings.

         (a)        The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933;

                        (ii) To  reflect in the  prospectus  any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrison, State of Colorado, on August 31, 1998:

                                                   SUNBURST ACQUISITIONS I, INC.

                                                   By: /s/ Jay Lutsky
                                                       -------------------------
                                                       Jay Lutsky, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                                   Capacity                            Date
---------                                   --------                            ----

/s/ Jay Lutsky                              President                           August 31, 1998
---------------------------------           (Principal Executive
Jay Lutsky                                  Officer), Director

/s/ Michael R. Quinn                        Secretary and Treasurer             August 31, 1998
---------------------------------           (Principal Financial Officer),
Michael R. Quinn                            Director


                                INDEX TO EXHIBITS

         Exhibit           Description of Exhibit
         -------           ----------------------

          5.1  Opinion of Frascona, Joiner and Goodman, P.C.

          23.1 Consent of Frascona, Joiner and Goodman, P.C.

          23.2 Consent of Comiskey & Company Professional Corporation

          99   Agreement  regarding  consulting  services,  dated  as of May 15,
               1998, by and between Robert P. Jeffcock and the Company (incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission for the fiscal year ended April 30, 1998)